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                                                                 EXHIBIT 4(a)(v)


                                PLEDGE AGREEMENT

         This PLEDGE AGREEMENT, dated as of April 27, 2001 (this "Agreement"), is by and among ONEIDA LTD., a New York corporation (the "Borrower"), the subsidiaries of the Borrower which are signatories hereto (each such subsidiary individually a "Subsidiary Pledgor" and collectively, the "Subsidiary Pledgors"; the Borrower and the Subsidiary Pledgors are referred to herein individually as a "Pledgor" and collectively as the "Pledgors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as collateral agent (in such capacity, the "Collateral Agent") for the parties (the "Secured Parties") to the Collateral Agent Agreement referred to below.


                                 R E C I T A L S

         A. The Secured Parties have made or agreed to make certain loans, credit facilities or financial accommodations to, or issue letters of credit for the benefit of, the Borrower and its subsidiaries.

         B. As a condition to waiving certain defaults of the Borrower for the fiscal year ended January 27, 2001, the Borrower has agreed to cause the Pledgors to grant to the Secured Parties a security interest in substantially all of their tangible and intangible assets.

         C. The Secured Parties and Chase are entering into a Collateral Agency and Intercreditor Agreement dated the date hereof (as may be modified, amended, supplemented or replaced, the "Collateral Agent Agreement") to appoint Chase as the Collateral Agent for the Secured Parties and to establish their relative rights to the collateral granted by the Pledgors.

         D. The Pledgors are executing a Security Agreement (as may be modified, amended, supplemented or replaced, the "Security Agreement") dated the date hereof in favor of the Collateral Agent granting the Collateral Agent a security interest in certain collateral for the ratable benefit of the Secured Parties.

         E. The Pledgors are entering into this Pledge Agreement to more fully perfect, grant to and vest in the Collateral Agent a security interest in certain of the collateral.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Pledgors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         SECTION 1. Definition of Certain Terms Used Herein. Except as specifically defined in this Agreement, all capitalized terms shall have the meanings given to those terms in the Security Agreement.

         SECTION 2. Pledge. As security for the payment and performance, as the case may be, in full of the Obligations, and in furtherance of the Security Interest granted pursuant to the Security Agreement, each Pledgor hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Collateral Agent, its successors and assigns, and hereby grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) any shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person (collectively, the "Equity Interests") owned by such Pledgor which are listed on
Schedule I hereto and any Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Equity Interests"); provided that Equity Interests having a Fair Market Value of less than $7,500 per issuer are excluded from the security interest created by this Agreement up to a maximum of $50,000 in the aggregate, and provided further that Pledged Equity Interests in a Person which is a Subsidiary shall be limited to Equity Interests in each Material Domestic Subsidiary and 65% of the issued and outstanding common stock of each Material Foreign Subsidiary; (b)(i) the debt securities owned by it which are listed opposite the name of such Pledgor on Schedule I hereto, (ii) any debt securities in the future issued to such Pledgor, provided that debt securities having a Fair Market Value of less than $7,500 per issuer or obligor are excluded from the security interest created by this Agreement up to a maximum of $50,000 in the





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aggregate, and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) all other property that may be delivered to and held by the Collateral Agent pursuant to the terms hereof; (d) subject to Section 6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the securities referred to in clauses (a) and (b) above; (e) subject to Section 6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), (c) and (d) above; and (f) all proceeds of any of the foregoing (the items referred to in clauses (a) through (f) above being collectively referred to as the "Collateral"). Upon delivery to the Collateral Agent, (a) any stock certificates, notes or other securities now or hereafter included in the Collateral (the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Collateral Agent and by such other instruments and documents as the Collateral Agent may reasonably request and (b) all other property comprising part of the Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which schedule shall be attached hereto as
Schedule I and made a part hereof. Each schedule so delivered shall supersede any prior schedules so delivered.

         SECTION 3. Delivery of the Collateral. (a) Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent any and all Pledged Securities, and any and all certificates or other instruments or documents representing the Collateral.

                  (b) Each Pledgor will cause any indebtedness for borrowed money owed to the Pledgor by any Person to be evidenced by a duly executed promissory note that is pledged and delivered to the Collateral Agent pursuant to the terms thereof.

         SECTION 4. Representations, Warranties And Covenants. Each Pledgor hereby represents, warrants and covenants, as to itself and the Collateral pledged by it hereunder, to the Collateral Agent that:

                  (a) the Pledged Interests represent that percentage as set forth on Schedule I of the issued and outstanding shares of each class of the Equity Interests of the issuer with respect thereto;

                  (b) except for the security interest granted hereunder, such Pledgor (i) is and will at all times continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule I,
(ii) holds the same free and clear of all Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Collateral, other than pursuant hereto, and
(iv) subject to Section 6, will cause any and all Collateral to be forthwith deposited with the Collateral Agent and pledged or assigned hereunder;

                  (c) such Pledgor (i) has the power and authority to pledge the Collateral in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens, however arising, of all Persons whomsoever;

                  (d) no consent of any other Person (including stockholders or creditors of any Pledgor) and no consent or approval of any governmental authority or any securities exchange was or is necessary to the validity of the pledge effected hereby;

                  (e) by virtue of the execution and delivery by the Pledgors of this Agreement, when the Pledged Securities, certificates or other documents representing or evidencing the Collateral are delivered to the Collateral Agent in accordance with this Agreement, the Collateral Agent will have a valid and perfected first lien upon, and security interest in, such Pledged Securities as security for the payment and performance of the Obligations;

                  (f) the pledge effected hereby is effective to vest in the Collateral Agent, on behalf of the Secured Parties, the rights of the Collateral Agent in the Collateral as set forth herein;





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                  (g) all of the Pledged Interests representing Equity Interests in a Subsidiary of Borrower have been duly authorized and validly issued and are fully paid and nonassessable;

                  (h) all information set forth herein relating to the Pledged Securities is accurate and complete in all material respects as of the date hereof; and

                  (i) the pledge of the Pledged Securities pursuant to this Agreement does not violate Regulation T, U or X of the Federal Reserve Board or any successor thereto as of the date hereof.

         SECTION 5. Registration in Nominee Name; Denominations. The Collateral Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Collateral Agent. Each Pledgor will promptly give to the Collateral Agent copies of any material notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. Upon the occurrence of an Event of Default, the Collateral Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 6. Voting Rights; Dividends and Interest, Etc. (a) Unless and until an Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement and the other Transaction Documents; provided, however, that such Pledgor will not be entitled to exercise any such right if the result thereof could materially and adversely affect the rights inuring to a holder of the Pledged Securities or the rights and remedies of any of the Secured Parties under this Agreement or any other Transaction Document or the ability of the Secured Parties to exercise the same.

                  (ii) Each Pledgor shall be entitled to receive and retain any and all cash dividends, interest and principal paid on the Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Transaction Documents and applicable laws. All noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions (other than distributions referred to in the preceding sentence) made on or in respect of the Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding capital stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent and shall be forthwith delivered to the Collateral Agent in the same form as so received (with any necessary endorsement).

                  (iii) The Collateral Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to each Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph
(i) above and to receive the cash dividends it is entitled to receive pursuant to subparagraph (ii) above.

         (b) Upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement), all rights of any Pledgor to dividends, interest or principal that such Pledgor is authorized to receive pursuant to paragraph (a)(ii) above shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal. All dividends, interest or principal received by the Pledgor contrary to the provisions of this Section 6 shall be held in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Collateral Agent upon demand in the same form as so





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received (with any necessary endorsement). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived, the Pledgor shall thereafter be entitled to retain all cash dividends that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(ii) above.

                  (c) Upon the occurrence and during the continuance of an Event of Default, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 6, and the obligations of the Collateral Agent under paragraph
(a)(iii) of this Section 6, shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that the Collateral Agent shall have the right, but not the obligation, from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights and powers that it would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above.

         SECTION 7. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may exercise all the rights and remedies granted under the Security Agreement, including, without limitation, the right to sell the Collateral, or any part thereof, at public or private sale or at any broker's board, on any securities exchange or in the over-the-counter market, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and, to the extent permitted by applicable law, the Pledgors hereby waive all rights of redemption, stay, valuation and appraisal any Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Collateral Agent shall give a Pledgor ten (10) business days' prior written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of such Pledgor's Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid in full by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by applicable law, private) sale made pursuant to this Section 7, any Secured Party may bid for or purchase, free from any right of redemption, stay or appraisal on the part of any Pledgor (all said rights being also hereby waived and released), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any Obligation then due and payable to it from such Pledgor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Pledgor therefor. For purposes hereof,
(a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale





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pursuant to such agreement and (c) such Pledgor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

         SECTION 8. Application of Proceeds of Sale. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, in the manner set forth in Section 6.02 of the Security Agreement. The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, monies or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 9. Reimbursement of Collateral Agent. (a) Each Pledgor agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees, other charges and disbursements of its counsel and of any experts or agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder or (iv) the failure by such Pledgor to perform or observe any of the provisions hereof.

                  (b) Without limitation of its indemnification obligations under the other Transaction Documents, each Pledgor agrees to indemnify the Collateral Agent, the Secured Parties and their respective Indemnitees (collectively, the "Indemnified Parties") against, and hold each such Indemnified Party harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, other charges and disbursements, incurred by or asserted against any such Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Transaction Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the other transactions contemplated thereby or (ii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto, provided that such indemnity shall not, as to any Indemnified Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Party.

                  (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Collateral Documents. The provisions of this Section 9 shall remain operative and in full force and effect regardless of the termination of this Agreement or other Transaction Documents, the consummation of the transactions contemplated thereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Transaction Document or any investigation made by or on behalf of the Collateral Agent or any Secured Party. All amounts due under this Section 9 shall be payable on written demand therefor.

         SECTION 10. Collateral Agent Appointed Attorney-In-Fact. Each Pledgor hereby appoints the Collateral Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent's name or in the name of such Pledgor, to ask for, demand, sue for, collect, receive and give acquittance for any and all monies due or to become due under and by virtue of any Collateral, to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Collateral or any part thereof or on account thereof and to give full discharge for the same, to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto, and to





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sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the monies due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their shareholders, officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

         SECTION 11. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Pledgor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Pledgor in any case shall entitle such Pledgor to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply.

         SECTION 12. Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Collateral Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Collateral Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 12 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.

         SECTION 13. Security Interest Absolute. All rights of the Collateral Agent hereunder, the grant of a security interest in the Collateral and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Transaction Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment





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or waiver of or any consent to any departure from any Transaction Document or any other agreement or instrument relating to any of the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

         SECTION 14. Termination. This Agreement and the pledge and security interest created hereby shall terminate when each of the following events shall have occurred: (a) all the Obligations have been indefeasibly paid in full, (b) the Lenders have no further commitment to lend under the Credit Agreement, (c) the LC Exposure has been reduced to zero, (d) the Issuing Banks have no further obligation to issue LCs or make payments to beneficiaries thereunder, and (d) all Hedging Agreements have been terminated and the obligations of Borrower and its Subsidiaries thereunder have been satisfied. This Agreement, or the security interest in any Collateral, may also be terminated by and with the written consent of the Collateral Agent, provided that the Collateral Agent obtains written authorization to so consent by the Required Secured Parties pursuant to the Collateral Agent Agreement. Upon termination of this Agreement or the security interest in any Collateral, the Collateral Agent shall execute and deliver to the Pledgors, at the Pledgors' expense, all appropriate documents which the Pledgors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this
Section 14 shall be without recourse to or warranty by the Collateral Agent.

         SECTION 15. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

         If to the Borrower or any other Pledgor:

                  Oneida Ltd.
                  163-181 Kenwood Avenue
                  Oneida, New York 13241
                  Attn: Gregg R. Denny, Chief Financial Officer
                  Telecopy: (315) 361-3700

                  With a copy to:

                  Oneida Ltd.
                  163-181 Kenwood Avenue
                  Oneida, New York 13241
                  Attn: Catherine H. Suttmeier, General Counsel
                  Telecopy: (315) 361-3700

         If to the Collateral Agent:

                  The Chase Manhattan Bank
                  Bridgewater Place
                  500 Plum Street
                  Syracuse, New York 13204
                  Attn: Joseph H. Oddo, Jr., Vice President
                  Telecopy:  (315) 424-1898

Any party hereto may change its address or telecopy number for notice hereunder by notice to the other parties. All notices given in accordance with this Section shall be deemed to have been given on the date of receipt.

         SECTION 16. Further Assurances. Each Pledgor agrees to do such further acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Collateral Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Collateral or any part thereof or in order better to assure and confirm unto the Collateral Agent its rights and remedies hereunder.

         SECTION 17. Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor that are contained in this Agreement shall bind and inure to the benefit of its successors and assigns. This Agreement shall become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Pledgor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the other Transaction Documents. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 18. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 19. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract, and shall become effective as provided in Section 17. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 21. Jurisdiction; Consent to Service of Process. (a) Each Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any State or Federal court located in the State of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that, to the extent permitted by applicable law, all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Transaction Documents against any Pledgor or its properties in the courts of any jurisdiction.

                  (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents in any New York State or Federal court described in subparagraph (a) above. Each Pledgor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each Pledgor irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR OTHER TRANSACTION DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 23. Additional Pledgors. The Borrower agreed to cause each Subsidiary which becomes a Material Domestic Subsidiary after the date hereof to enter into this Agreement as a Pledgor upon becoming such. Upon execution and delivery by the Collateral Agent and a Material Domestic Subsidiary of an instrument in a form reasonably acceptable to such Subsidiary and the Collateral Agent, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any such instrument shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor or as a party to this Agreement.

         SECTION 24. Execution of Financing Statements. Pursuant to Section 9-402 of the Uniform Commercial Code as in effect in the State of New York, each Pledgor authorizes the Collateral Agent to file financing statements with respect to the Collateral owned by it without the signature of such Pledgor in such form and in such filing offices as the Collateral Agent reasonably determines appropriate to perfect the security interests of the Collateral Agent under this Agreement. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


                             ONEIDA LTD.

                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Chief Financial Officer

                             BUFFALO CHINA, INC.


                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Vice President - Finance


                             THC SYSTEMS, INC.

                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Vice President - Finance


                             ENCORE PROMOTIONS, INC.

                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Vice President - Finance


                             DELCO INTERNATIONAL, LTD.


                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Vice President - Finance


                             SAKURA, INC.


                             By: /s/ GREGG R. DENNY
                                 -------------------------
                                 Name:  Gregg R. Denny
                                 Title: Vice President - Finance


                             THE CHASE MANHATTAN BANK, as Collateral Agent


                             By: /s/ JOSEPH H. ODDO, JR.
                                 -------------------------
                                 Name:  Joseph H. Oddo, Jr.
                                 Title: Vice President

                       Schedule I to the Pledge Agreement

                     CAPITAL STOCK OR OTHER EQUITY INTERESTS

                                                                Class or %            Certificate
     Issuer                     Pledgor      No. of Shares       Category      Owned      Number
     ------                     -------      -------------       --------      -----      ------
Buffalo China, Inc.            Oneida Ltd.      162,358           Common        100%        59

Delco International, Ltd.      Oneida Ltd.      5.5 mil.          Common        100%        2-10

Encore Promotions, Inc.        Oneida Ltd.      100               Common        100%        1

Oneida U.K. Limited            Oneida Ltd.                                      100%

Sakura, Inc.                   Oneida Ltd.      100               Common        100%        1

Schott Zwiesel Glaswerke       Oneida Ltd.                             -        25.1%       -

THC Systems, Inc.              Oneida Ltd.      100               Common        100%        1


                                 DEBT SECURITIES

     Oneida Ltd. Promissory Notes Covering Relocation Advances to Employees:

EMPLOYEE                            DUE DATE OF NOTE                  AMOUNT

Peter Brown                         03/25/02                          $10,000
Michael McGrogan                    08/31/01                          $28,000
Anthony Giacomaro                   06/30/01                          $20,500
Armando Suarez                      04/31/01                          $65,000
James Joseph                        09/15/01                          $50,000


           Oneida Ltd. Notes & Mortgages Covering Loans to Employees:

EMPLOYEE                            DUE DATE OF NOTE                  AMOUNT

Mark Wenger                         02/01/03                          approx. $57,375

                         Oneida Ltd. Intercompany Notes


SUBSIDIARY                          DATE OF NOTE                MAX. AMOUNT
----------                          ------------                -----------
Oneida Australia Pty.                 04/01/01                  $ 2,000,000
Oneida Canada                         04/01/01                  $   500,000
Oneida Mexicana, S.A. de C.V.         04/01/01                  $ 4,000,000
Oneida International                  04/01/01                  $ 5,000,000
Oneida, S.A. de C.V.                  04/01/01                  $   500,000
Buffalo China, Inc.                   04/01/01                  $ 5,000,000
Oneida Italy, S.r.l.                  04/01/01                  $ 2,000,000
Shanghai Premium Tableware Manuf.     04/01/01                  $   500,000
Delco International, Ltd.             04/01/01                  $ 5,000,000
Encore Promotions, Inc.               04/01/01                  $ 5,000,000
Kenwood Silver Company, Inc.          04/01/01                  $16,000,000
Sakura, Inc.                          04/01/01                  $35,000,000
THC Systems